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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)         May 2, 2001


                            DELSOFT CONSULTING, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                     GEORGIA
                            (State of Incorporation)


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
                                                                         58-2247152
         (Commission File Number)                                      (IRS Employer
                                                                     Identification No.)

106 Bombay Lane, Roswell, Georgia                                           30076
(Address of Principal Executive Offices)                                 (Zip Code)
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                                (770) 518-4289
              (Registrant's Telephone Number, Including Area Code)



          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 2: ACQUISITION OF ASSETS.

     On March 22, 2001, by written consent, the holders of a majority of the outstanding shares of Delsoft Consulting, Inc.'s (the "Company") common stock, approximately 51%, approved the sale of the Company's Consulting Division to Mega Professionals International, Inc. ("MPIC"). This transaction involved the sale of a significant portion of the Company's assets, business and operations.

     On February 28, 2001, the Company and MPIC signed a binding letter of intent ("LOI") under which the basic terms to be included in the Asset Sale and Purchase Agreement and Addendum thereto, (collectively the "Agreement") were established.

     The closing of the transactions contemplated in the Agreement occurred on May 2, 2001. The following is a summary of the material terms of the Agreement:

     The assets being sold or licensed or otherwise transferred to MPIC as part of the sale of the Company's Consulting Division are located at the Company's facility in Roswell, Georgia. The assets being sold consist primarily of:

          - The Company's Intellectual Property or other proprietary rights and all business trademarks and associated goodwill and Intellectual Property necessary for developing, marketing, maintaining or licensing of services, or otherwise necessary for the operation of the Consulting Division;

          - The Company's accounts receivables accruing on or after January 15, 2001. Such receivables shall not include any accounts receivables, awards or judgments in favor of or due to be paid to the Company that accrued prior to January 15, 2001.

          - The Company's past and present mailing lists, customer lists, vendor lists, client lists, warranty information, standard forms of documents, manuals of operation or business procedures, and other similar information to the extent used or held for use in the operation of the business of the Consulting Division;

          - Employees of the Consulting Division and rights over any employee contracts between the Company and such employee;

          - Any H1-B visas and employee contracts currently held by the Company and any other immigration filings currently pending;

          - Any preferred vendor status held by the Company in relation to the business of the Consulting Division; and


         In exchange for the sale of the assets described above, the Company received the total outstanding balance due and payable on a Promissory Note between the Company and Comerica Bank dated March 1, 1998 (the "Promissory Note"). The Company agreed to waive any adjustments or credits in its favor against Comerica Bank, and agreed to modify the Promissory Note to provide that the amount owned to Comerica Bank on March 1, 2001 be equal to not less than $90,625.25 nor more than $250,000 or (i) $250,000 if the Company had 27 or more ongoing contracts on May 1, 2001; (ii) $200,000 if the Company had at least 23 and no more than 26 ongoing contracts on May 1, 2001; (iii) $150,000
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if the Company had at least 19 and no more than 22 ongoing contracts on May 1,
2001; or (iv) $100,000 if the Company had at least 14 and no more than 18 ongoing contracts on May 1, 2001.

         From the date of the LOI until the closing, MPIC also had the exclusive option of merging with and into the Company. Additionally, from the Closing Date and for a period of ten months thereafter, MPIC has the right of first refusal for any proposed merger between the Company and any third party. As of May 17, 2001, MPIC has not elected to merge with or into the Company.

         The Company will continue to conduct business operations in its short-term Staffing Division. Therefore, the intellectual property, fixed assets, personal property and leaseholds used in the Company's Staffing Division operations are excluded from the sale to MPIC. In addition, any accounts receivable from either division due to the Company prior to January 15, 2001 was excluded from the sale to MPIC.


ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS.

      b. Pro Forma Financial Information.

         Because it is impracticable at this time to file the pro forma financial information required under this Item, the required information will be filed at the earliest practicable date and, in any event, no later than July 16, 2001.

      c.       Exhibit

                    2.1* Asset Sale and Purchase Agreement dated March 2, 2001 by and among Mega Professionals International, Inc. and Delsoft Consulting, Inc.

                    2.2* Addendum to Asset Sale and Purchase Agreement by and
                         among Mega Professionals International, Inc. and Delsoft Consulting, Inc.


*    Filed herewith.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized



May 17, 2001                       Delsoft Consulting, Inc.


                                   By: /s/ Adil Choksey
                                       --------------------------------
                                       Adil Choksey, Acting President and Acting
                                       Chief Financial Officer